UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    March 11, 2016

THE FRESH MARKET, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34940 (Commission File Number)	56-1311233 (IRS Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (336) 272-1338

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2016, The Fresh Market, Inc., a Delaware corporation (the “Company” or “TFM”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pomegranate Holdings, Inc., a Delaware corporation (“Parent”), and Pomegranate Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).  The Merger Agreement provides for the acquisition of the Company by Parent in a two-step all cash transaction, consisting of a tender offer, followed by a subsequent back-end merger (the “Merger”).

The Merger Agreement was approved by all members of the Company’s Board of Directors (the “Board”), with the exception of Mr. Ray Berry, the Chairman of the Board, who recused himself from the Board deliberation on and approval of the Merger Agreement.

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions described therein, Parent will cause Merger Sub to commence a tender offer (the “Offer”) for all of the Company’s outstanding shares of common stock, par value $0.01 per share (the “Shares”), at a purchase price of $28.50 per Share, net to the seller in cash (the “Offer Price”), without interest and subject to any required withholding of taxes.

The Offer will initially remain open for 20 business days from the date of commencement of the Offer. If at the scheduled expiration time of the Offer any of the conditions to the Offer have not been satisfied or waived, Parent will cause Merger Sub to extend the Offer to permit the satisfaction of all Offer conditions, except that, in certain circumstances, if the sole remaining unsatisfied Offer condition is the Minimum Condition (as defined below), Merger Sub will only be permitted to extend the Offer on up to two occasions of 5 business days each unless the Company requests Merger Sub to further extend the Offer.  If the debt financing is not available at the scheduled expiration time of the Offer and all other conditions to the Offer are satisfied, Merger Sub may, subject to certain conditions, extend the Offer on up to four occasions of 5 business days each.

The obligation of Merger Sub to purchase Shares tendered in the Offer is subject to customary closing conditions, including (1) Shares having been validly tendered and not properly withdrawn that represent, together with the Shares then owned by Merger Sub, at least a majority of the then outstanding Shares, other than the Rollover Shares (the “Minimum Condition”), (2) the expiration or early termination of the waiting period applicable to the Offer and the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (3) the absence of any law, injunction, judgment or other legal restraint that prohibits the consummation of the Offer or the Merger, (4) the accuracy of the Company’s representations and warranties contained in the Merger Agreement (subject to Material Adverse Effect (as defined in the Merger Agreement) and materiality qualifiers), (5) the Company’s performance of its obligations under the Merger Agreement in all material respects, (6) the absence, since the date of the Merger Agreement, of any effect, change, event or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (7) the completion of a specified marketing period for the debt financing Parent and Merger Sub are using to fund a portion of the aggregate Offer Price and Merger Consideration (the “Marketing Period”).

Following the consummation of the Offer, subject to the satisfaction or waiver of certain customary conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”), pursuant to the procedure provided for under by Section 251(h) of the General Corporation Law of the State of Delaware (“DGCL”), without a meeting or vote of the Company’s stockholders.  The Merger will be effected as soon as practicable following the acceptance of the Shares validly tendered and not properly withdrawn in the Offer (the “Offer Acceptance Time”).

At the effective time of the Merger (the “Effective Time”), each issued and outstanding Share (other than Shares owned by the Company as treasury stock immediately prior to the Effective Time and Shares that were accepted for payment by Merger Sub in the Offer) will be converted into the right to receive the Offer Price (the “Merger Consideration”), without interest and subject to any required withholding taxes.

In connection with the Offer and the Merger, certain stockholders affiliated with Ray Berry and Brett Berry (the “Rollover Stockholders”), who collectively hold approximately 9.8% of the issued and outstanding Shares, have entered into a rollover, contribution and exchange agreement with Parent, pursuant to which the Rollover Stockholders will exchange certain of their Shares (the “Rollover Shares”) for equity securities of Parent.  The Rollover Stockholders have also entered into tender and support agreements with the Parent and Merger Sub relating to the tender and voting of the Rollover Shares.

The Merger Agreement contains representations and warranties and covenants of the parties customary for a transaction of this nature, including an agreement that, subject to certain exceptions, the parties will use reasonable best efforts to cause the Offer and the Merger to be consummated.  Until the earlier of the termination of the Merger Agreement and the Effective Time, the Company has agreed to operate its business in the ordinary course of business in all material respects and has agreed to certain other negative operating covenants, as set forth more fully in the Merger Agreement.

During the period beginning on the date of the Merger Agreement and ending at 12:00 midnight, New York City time, on April 2, 2016 (i.e., one minute after 11:59 p.m., New York City time, on April 1, 2016) (the “Go-Shop Period”), the Company may initiate, solicit and encourage, whether publicly or otherwise, any alternative acquisition proposals from third parties, and provide non-public information to and engage in discussions or negotiations with third parties with respect to alternative acquisition proposals. Starting on April 2, 2016 (the “No-Shop Period Start Date”), except with respect to parties that submitted an alternative proposal during the Go-Shop Period which the Board (or any committee or subcommittee thereof) has determined constitutes or would reasonably be expected to result in a Superior Proposal (as defined below) and the Board has reaffirmed such determination during the period between the business day prior to the expiration of the Go-Shop Period and the expiration of the Go-Shop Period, the Company will become subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and engage in discussions or negotiations with third parties regarding alternative acquisition proposals.

Notwithstanding the limitations applicable after the No-Shop Period Start Date, prior to the Offer Acceptance Time, the Company may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to any unsolicited alternative acquisition proposal that the Board has determined constitutes or would reasonably be expected to result in a Superior Proposal. A “Superior Proposal” is a bona fide written acquisition proposal that the Board (or any committee or subcommittee thereof) determines in its good faith judgment (1) would be more favorable to the Company’s stockholders from a financial point of view than the Offer and the Merger and (2) is reasonably capable of being completed, taking into account all legal, regulatory, financial, financing and other aspects of such proposal and of the Merger Agreement.

Prior to the Offer Acceptance Time, the Board may, among other things, (1) change its recommendation that the Company’s stockholders tender their Shares in the Offer or (2) terminate the Merger Agreement to enter into a definitive acquisition agreement providing for a Superior Proposal, subject to complying with notice and other specified conditions, including giving Parent the opportunity to propose revisions to the terms of the Merger Agreement during a period following notice.

The Merger Agreement contains certain termination rights for the Company and Parent, including, among others, the right of (1) the Company to terminate the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal and (2) Parent to terminate the Merger Agreement as a result of the Board changing its recommendation with respect to the Offer.

Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee. Generally, if the termination fee becomes payable as a result of the Company terminating the Merger Agreement in order to enter into a definitive acquisition agreement providing for a Superior Proposal received during the Go-Shop Period, or by Parent as a result of the Board changing its recommendation with respect to the Offer in connection with receipt of a Superior Proposal during the Go-Shop Period, the amount of the termination fee will be $17 million. If the termination fee becomes payable in certain other circumstances, the amount of the termination fee will be $34 million. In circumstances in which the termination fee is payable, the Company will also be required to reimburse up to $4 million of expenses incurred by or on behalf of Parent or Merger Sub in connection with the transactions contemplated by the Merger Agreement.

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $95 million in the event that the Company terminates the Merger Agreement because of Parent’s breach of the Merger Agreement or because Parent, after satisfaction of the Offer conditions and the completion of the Marketing Period, has not accepted for payment the Shares tendered in the Offer within four business days following the expiration of the Offer. Payment of the reverse termination fee constitutes the Company’s sole and exclusive monetary remedy and is guaranteed by certain funds managed by affiliates of Apollo Global Management, LLC (the “Sponsor”) pursuant to the terms of a limited guarantee.

Parent has obtained debt financing commitments from Barclays Bank PLC, Jefferies Finance LLC, Royal Bank of Canada and RBC Capital Markets and MIHI LLC and Macquarie Capital (USA) Inc. and equity financing commitments from certain funds managed by affiliates of the Sponsor, in each case to fund the transactions contemplated by the Merger Agreement. The Merger Agreement requires Parent to use its reasonable best efforts to obtain the financing on the terms and conditions described in the financing commitments. The Company is only entitled to specific performance to force Parent to cause the equity financing to be funded if the Marketing Period has been completed and the debt financing has been funded or will be funded substantially concurrently with the equity financing and the closing of the transactions contemplated by the Merger Agreement.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Sub. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by documents filed with, or furnished to, the Securities and Exchange Commission (the “SEC”) by the Company prior to the date of the Merger Agreement, (c) have been qualified by confidential disclosures made to Parent and Merger Sub in connection with the Merger Agreement, (d) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (e) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement and (f) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any other factual information regarding the Company or its subsidiaries or business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or business. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements and other documents that the Company files with the SEC.

The foregoing description of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 11, 2016, the Board adopted an amendment (the “Amendment”) to the amended Bylaws of the Company as amended and restated on November 5, 2010 (the “Bylaws”), which became effective immediately.  The Amendment added a new Article VIII to the Bylaws which provides that, unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for certain legal actions involving the Company will be the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware).

The foregoing summary of the Amendment is qualified in its entirety to the text of the Amendment, which is attached as Exhibit 3.1 to this report and incorporated herein by reference.

Item 8.01.	Other Events.

Attached as Exhibit 99.1 is a copy of the Company’s press release dated March 14, 2016 announcing the execution of the Merger Agreement.

Forward-Looking Statements

This communication contains forward-looking statements in addition to historical information. The Company uses words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would” or any variations of these words or other words with similar meanings to identify such forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. These forward-looking statements may relate to such matters as the Company’s industry, business strategy, goals and expectations concerning the Company’s market position, future operations, future performance or results, margins, profitability, capital expenditures, liquidity and capital resources, interest rates and other financial and operating information and the outcome of contingencies such as legal and administrative proceedings.  The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) the risk that the Offer or the Merger may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances which would require the Company to pay a termination fee or other expenses; (vii) risks regarding the failure to obtain the necessary financing to complete the transactions contemplated by the Merger Agreement; (viii) risks related to the debt financing arrangements entered into in connection with the Merger Agreement; (ix) the effect of the announcement or pendency of the transactions contemplated by the Merger Agreement on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (x) risks related to diverting management’s attention from the Company’s ongoing business operations; (xi) the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability and (xii) other factors as set forth from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including its Form 10-K for the fiscal year ended January 25, 2015 and any subsequent Form 10-Qs.  Any forward-looking statement made by the Company in this communication speaks only as of the date hereof. Factors or events that could affect the transactions contemplated by the Merger Agreement or cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Important Information

The Offer has not yet commenced.  This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the offer materials that Parent and Merger Sub will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer. At the time the Offer is commenced, Parent and Merger Sub will file offer materials on Schedule TO, and the Company thereafter will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE COMPANY ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES.

The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company at no expense to them. The offer materials, the Solicitation/Recommendation Statement and other related documents (when available) will be made available for free at the SEC’s web site at www.sec.gov. Investors and securityholders may obtain a free copy of the Solicitation/Recommendation Statement and other related documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov, or, free of charge, from the Company at ir.thefreshmarket.com or by directing a request to Investor Relations, at 336-615-8065 or investorrelations@thefreshmarket.com.

Item 9.01	Financial Statements and Exhibits.

2.1	Agreement and Plan of Merger dated as of March 11, 2016, among The Fresh Market, Inc., Pomegranate Holdings, Inc. and Pomegranate Merger Sub, Inc.
3.1	Amendment to the Bylaws of The Fresh Market, Inc. as amended and restated on November 5, 2010.
99.1	Press Release dated March 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

	By:	/s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President – General Counsel

Date: March 14, 2016

Index to Exhibits

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of March 11, 2016, among The Fresh Market, Inc., Pomegranate Holdings, Inc. and Pomegranate Merger Sub, Inc.
3.1	Amendment to the Bylaws of The Fresh Market, Inc., as amended and restated on November 5, 2010.
99.1	Press Release dated March 14, 2016.